Exhibit 10.13

                               TERM LOAN AGREEMENT

This term loan agreement (this "Agreement") dated September 10, 2004 ("Effective Date") between Tianyuan Capital Development Corp. Ltd., Room 2401, 24/F New York Life Tower Windsor HSE 311 Gloucester Road, Causeway Bay, Hong Kong, PRC (the "Lender"), and Tianshi International Holding Corp., P.O. Box 957, Offshore Incorporation Center, Road Town, Tortola, British Virgin Island (the "Borrower"). The parties have hereby agreed as follows:

SECTION 1   TERM LOAN

The Lender agrees on the terms and conditions hereinafter set forth, to make a loan (the "Loan") to the Borrower on the Effective Date this Agreement in the principal amount of US$10.63 million in two installments: the first installment of US$9.60 million on July 31, 2004, and the second US$1.03 million on August 26, 2004.

SECTION 2   INTEREST

The Borrower shall pay interest to the Lender on the outstanding and unpaid principal in the amount of the Loan made under this Agreement at a rate per annum equal to five percent (5%). Interest shall be calculated on the basis of a year of 365 days for the actual number of days elapsed. Interest shall be paid in immediately available funds on the last Business Day (i.e., any day other than a Saturday, Sunday, or other day on which the commercial banks in Hong Kong are authorized to close under the laws of Hong Kong) of each June, December (semiannual basis) and at maturity by wire transfer (i.e., the Lender shall provide the Borrower with the wire transfer information before the first payment becomes due). The first payment of the interest shall be made on December 31, 2004.

SECTION 3   TERM

The Borrower shall repay the principal of the Loan i.e., $US10.63 million in lawful money of the United States and in immediately available funds in consecutive semiannual installments of each US$1,063,000 on the last day of each June, December commencing June 2006, and ending June 2011. The last such installment shall be in the amount necessary to repay in full the unpaid principal of the Loan and to pay interest on the unpaid principal of the Loan from the date of this Agreement until June 30, 2011. The Borrower may, upon at least ten Business Days' notice to the Lender, prepay the principal of the Loan in whole or in part with accrued interest to the date of such prepayment on the amount prepaid, provided that each partial prepayment shall be in a principal amount of not less than US$2 million.

        If any installment hereof becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day.

SECTION 4   USE OF PROCEEDS

The proceeds of the Loan hereunder shall be used by the Borrower to invest in the Shanghai Project (i.e., See attached Memorandum) only. The Borrower shall not directly or indirectly use any portion of the proceeds for the purpose of other than investing in the Shanghai project.

SECTION 5   RATIFICATION OF THE LOAN

The Borrower will provide the Lender with the document evidencing that the board of directors of Tiens Biotech Group (USA), Inc., the solely owner of the Borrower shall have approved or ratified this Agreement on or before September 15, 2004.

SECTION 6   LEGALLY ENFORCEABLE AGREEMENT

This Agreement is legal, valid and binding obligations of the Borrower in accordance with its terms and conditions hereof except to the extent that such enforcement may be limited by applicable bankruptcy or insolvency.

SECTION 7   COMPLIANCE WITH LAWS

The Borrower will comply in all respects with all applicable laws, rules, regulations, and orders, such compliance to include, without limitations, paying before the same become delinquent all taxes, assessments, and governmental charges imposed upon it or upon its property.

SECTION 8   RIGHT OF INSPECTION

At any reasonable time and from time to time, the Borrower will permit the Lender or any agent or representative of the Lender to examine and make copies of and abstracts from the records and books of account of, and visit the properties of the Borrower, and to discuss the affairs, finance, and accounts of the Borrower.

SECTION 9   FINANCIAL STATEMENTS

As soon as available and in any event within thirty days after end of each fiscal year of the Borrower, the Borrower will furnish to the Lender the balance, sheet, the income statement and retained earnings of the Borrower for the preceding fiscal year.

SECTION 10  NOTICE OF DEFAULTS AND EVENTS OF DEFAULT

As soon as possible and in any event within five days after the occurrence of each default or event of default the Borrower shall give the Lender a written notice setting forth the details of such default or event of default and the action of correction is proposed to be taken by the Borrower.

SECTION 11  SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights under this Agreement without the prior written consent of the Lender.

SECTION 12  GOVERNING LAW

This Agreement shall be governed by, and construed in accordance with, the laws of Hong Kong, China.

SECTION 13  JURISDICTION

In the case where a dispute or controversy arises from or relates to this Agreement, the parties shall first negotiate to settle the dispute by consulting with each other for thirty days. If the settlement through such consultation fails to be reached in thirty days, either of the parties may bring the dispute to the International Chamber of Commerce in Hong Kong for arbitration. The arbitration award shall be final and binding on the parties.

SECTION 14  SEVERABILITY OF PROVISIONS

In the case where any of the provisions of this Agreement is found by authority in charge unenforceable or invalid, such finding is only to apply to the related provision and shall not affect the remainder of this Agreement. This Agreement shall continue to be binding upon the parties as if without the provision in question.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereto duly authorized, as of the date first written above.

Tianyuan Capital Development Corp. Ltd.      Tianshi International Holding Corp.


By      /s/ Shi Shuang                       By      /s/ Li Jinyuan
        -------------------------------              ---------------------------
[Name]  Shi Shuang                           [Name]  Li Jinyuan
[Title] Vice President                       [Title] President